SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange
                            Act of 1934


    Date of Report (Date of earliest event reported) May 15, 1998


                           TECHDYNE, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


            Florida                  0-14659             59-1709103
----------------------------      ------------       -------------------
(State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No.)


      2230 West 77th Street, Hialeah, Florida             33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)



     Registrant's telephone number, including area code (305) 556-9210
                                                        --------------

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Item 5.  Other Events

     The Company together with its parent, Medicore, Inc. ("Medicore"), have retained The Investor Relations Group ("IRG") as of May 15, 1998 to provide it and its parent with investor relations and corporate communi-cations services. The agreement is cancelable on 30 days notice after the first 90 days. In addition to a monthly retainer fee and mainten-ance of an expense account the Company has granted options to IRG for 25,000 shares of its common stock exercisable for three years through May 14, 2001 at $4.25 per share. The options vest and may be exer-cisable quarterly on the basis of 25% at the end of each quarter commencing June 30, 1998. Should the investor relations agreement terminate prior to its expiration, non-vested options are terminated.

     On May 18, 1998, the Company sold an option to Joseph Dillon & Company, Inc. ("Dillon") for $150,000 payable over the next several months with the principle no later than August 31, 1998. The option is for 500,000 shares of common stock of the Company exercisable for one year to May 17, 1999 at an exercise price of $4.75 per share, in excess of the current market price of the common stock on the date of the sale of the option to Dillon. The option provides for one time demand registration and is exercisable in amounts of no less than 100,000 shares of common stock of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a)  Financial statements of businesses acquired

          Not Applicable

     (b)  Pro forma financial information

          Not Applicable

     (c)  Exhibits

          (10) Material Contracts

               (i)  Form of Stock Option to The Investor Relations Group,
                    Inc.(1)

               (ii) Form of Stock Option to Joseph Dillon & Company, Inc.

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(1) Options were granted to four persons designated by The Investor
Relations Group, Inc. and are the same except as to number of options and vesting dates.

                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TECHDYNE, INC.

                                  /s/ Thomas K. Langbein
                                By---------------------------------
                                  THOMAS K. LANGBEIN, Chairman
                                  of the Board and Chief Executive
                                  Officer

Dated:  May 28, 1998